November 8, 2010

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE: American Depositary Shares evidenced by One (1) American Depositary
Share representing Fifty (50) Ordinary
Shares of
      Mooter Media Limited (Form F-6 File No.
333-167405)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio to One (1) American
Depositary Share representing Two Hundred
(200) deposited shares.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Mooter
Media Limited.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective Nov. 8, 2010, the ratio has changed to each American Depositary Share represents
Two Hundred (200) deposited Shares.

Please contact me with any questions or
comments at 212 815-2276.


Violet Pagan
Vice President
The Bank of New York Mellon - ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)









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